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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


                      SOFTECH REPORTS Q4 & FY 2005 RESULTS

      FOURTH CONSECUTIVE FISCAL YEAR OF POSITIVE CASH FLOW FROM OPERATIONS;
                GAAP LOSS REDUCED BY 23%; FORECAST OF CONTINUED
                           POSITIVE TRENDS FOR FY 2006

TEWKSBURY, Mass.--(BUSINESS WIRE)--AUGUST 29, 2005--SofTech, Inc. (OTCBB:SOFT -
NEWS), a proven provider of product lifecycle management (PLM) solutions, announced today results for its fourth quarter and fiscal year 2005. Revenue for the fourth quarter of fiscal 2005 was about $3.1 million as compared to about $3.3 million for the same period in the prior year. The net loss for Q4 2005 was $(482,000) or $(.04) per share as compared to a net loss of $(384,000) or $(.03) per share for the prior year. The net loss adjusted for non-cash expenses related to amortization of intangible assets resulting from acquisitions, a Non-GAAP financial measure, was $126,000 in the fourth quarter of fiscal 2005 as compared to $219,000 in the same period in fiscal 2004. A reconciliation of GAAP results to this non-GAAP financial measure for each of the periods is presented in a table below.

Revenue for fiscal year 2005 was about $12.1 million as compared to about $12.3 million for fiscal year 2004. The net loss for fiscal 2005 was about $(1.4) million as compared to about $(1.9) million for fiscal 2004. The net loss adjusted for non-cash expenses related to amortization of intangible assets resulting from acquisitions, a Non-GAAP financial measure, was $1.015 million for fiscal 2005 as compared to $585,000 for fiscal 2004.

The Company's revenue is derived almost entirely from technology acquisitions completed between 1997 and 2002. As a result, management believes the Company's financial profile is very unique, at least in the industry in which it operates. At May 31, 2005, approximately 79% of its assets are composed of intangible assets related to these acquisitions. For fiscal year 2005, the amortization of these intangible assets was approximately 18% of its total expenses and 21% of its revenue. Further, the periods over which these intangible costs are expensed are highly judgmental.

It is management's opinion that comparing results of operations from period to period and to other companies in our industry absent these non-cash expenses related to acquisitions is a more meaningful measure of our performance given the Company's unique financial profile detailed above. It is also management's belief that this Non-GAAP measure of performance is one of the most critical measures of Company valuation for investors. Lastly, this measure of performance has been, and is expected to continue to be, a significant component of the incentive compensation plan for the Company's President.

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"Fiscal 2005 was a great year for our company," said Joe Mullaney, SofTech's
President. "We doubled our new customer wins from fiscal 2004, won a few large, very competitive procurements and generated increasing interest in our PLM/collaboration technology. From a financial standpoint, we generated positive cash flow from operations for the fourth consecutive fiscal year allowing for us to reduce our outstanding debt by more than one million dollars. Over the last four fiscal years we have generated positive cash flow from operations of $2.6 million."

"While it continues to be difficult to forecast the exact timing of when customers will make their final purchasing decisions from quarter to quarter, we have demonstrated substantial, steady improvement over the last four years. The trends in our business are absolutely positive and we expect to continue to improve our financial performance going forward."

"For fiscal 2006, we are expecting overall revenue growth of between 4% and 7% with double digit growth from our ProductCenter technology. We expect to increase our cash spending by approximately 3% to 4.5% primarily related to increasing our sales presence and our R&D expenditures. If we can accomplish these above goals we can reduce our GAAP loss to approximately $(600,000) and improve our Non-GAAP financial measure as defined above to about $1.4 million, an improvement of nearly 40% from fiscal 2005. While our public goals are annual measures we also have a goal of generating net income on a GAAP basis for at least one quarter during fiscal 2006."

ABOUT SOFTECH
SofTech, Inc. (OTCBB: SOFT) is a proven provider of product lifecycle management
(PLM) solutions with its flagship ProductCenter(TM) PLM solution, and its computer-aided design and manufacturing (CAD/CAM) products, including CADRA(TM) and Prospector(TM).

SofTech's solutions accelerate products and profitability by fostering innovation, extended enterprise collaboration, product quality improvements, and compressed time-to-market cycles. SofTech excels in its sensible approach to delivering enterprise PLM solutions, with comprehensive out-of-the-box capabilities, to meet the needs of manufacturers of all sizes quickly and cost-effectively.

Over 100,000 users benefit from SofTech solutions, including General Electric Company, Goodrich, Honeywell, Siemens, Sikorsky Aircraft, U.S. Army, and Whirlpool Corporation. Headquartered in Tewksbury, Massachusetts, SofTech (WWW.SOFTECH.COM) has locations and distribution partners throughout North America, Europe, and Asia.

SofTech, CADRA, ProductCenter and Prospector are trademarks of SofTech, Inc. All other products or company references are the property of their respective holders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements made above with respect to SofTech's outlook for fiscal 2006 and beyond represent "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and

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are subject to a number of risks and uncertainties. These include, among other risks and uncertainties, general business and economic conditions, generating sufficient cash flow from operations to fund working capital needs, potential obsolescence of the Company's technologies, maintaining existing relationships with the Company's lender, remaining in compliance with debt covenants, successful introduction and market acceptance of planned new products and the ability of the Company to attract and retain qualified personnel both in our existing markets and in new territories.

Contact: Joseph P. Mullaney
         President and COO
         (781) 890-8373

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
SOFTECH, INC.
FINANCIAL SUMMARY

                                            FOR THE THREE MONTH PERIODS ENDED
------------------------------ ------------------------------ -----------------------------
                                           MAY 31,                       MAY 31,
(in thousands)                              2005                          2004
                                            ----                          ----
------------------------------ ------------------------------ -----------------------------
Revenue                                  $  3,112                       $  3,273
------------------------------ ------------------------------ -----------------------------
Loss from operations                         (272)                          (126)
------------------------------ ------------------------------ -----------------------------
Net loss                                     (482)                          (384)
------------------------------ ------------------------------ -----------------------------
Loss per share                               (.04)                          (.03)
------------------------------ ------------------------------ -----------------------------

------------------------------ ------------------------------ -----------------------------

                                                FOR THE FISCAL YEARS ENDED
------------------------------ ------------------------------ -----------------------------
                                           MAY 31,                       MAY 31,
(in thousands)                              2005                          2004
                                            ----                          ----
------------------------------ ------------------------------ -----------------------------
Revenue                                  $ 12,120                       $ 12,294
------------------------------ ------------------------------ -----------------------------
Loss from operations                         (533)                          (838)
------------------------------ ------------------------------ -----------------------------
Net loss                                   (1,425)                        (1,853)
------------------------------ ------------------------------ -----------------------------
Loss per share                               (.12)                          (.15)
------------------------------ ------------------------------ -----------------------------

------------------------------ ------------------------------ -----------------------------

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RECONCILIATION OF NET LOSS TO NON-GAAP FINANCIAL MEASURES:

The net loss calculated in accordance with GAAP is adjusted below by non-cash expenses related to amortization of intangible assets resulting from acquisitions. It is management's view that this Non-GAAP financial measure provides important information in understanding the Company's financial performance.

                                            FOR THE THREE MONTH PERIODS ENDED
------------------------------ ------------------------------ -----------------------------
                                           MAY 31,                       MAY 31,
(in thousands)                              2005                          2004
                                            ----                          ----
------------------------------ ------------------------------ -----------------------------
Net loss                                 $   (482)                      $   (384)
------------------------------ ------------------------------ -----------------------------
Plus: Non-cash amortization                   608                            603
                                              ---                            ---
------------------------------ ------------------------------ -----------------------------
Non-GAAP financial measure                    126                            219
------------------------------ ------------------------------ -----------------------------

------------------------------ ------------------------------ -----------------------------


                                                FOR THE FISCAL YEARS ENDED
------------------------------ ------------------------------ -----------------------------
                                           MAY 31,                       MAY 31,
(in thousands)                              2005                          2004
                                            ----                          ----
------------------------------ ------------------------------ -----------------------------
Net loss                                 $ (1,425)                      $ (1,853)
------------------------------ ------------------------------ -----------------------------
Plus: Non-cash amortization                 2,440                          2,438
                                            -----                          -----
------------------------------ ------------------------------ -----------------------------
Non-GAAP financial measure                  1,015                            585
------------------------------ ------------------------------ -----------------------------

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